Exhibit 3

POWER OF ATTORNEY

Tata Sons Limited

Tata Steel Limited

Tata Investment Corporation Limited

Tata Industries Limited

Tata International Limited

Ewart Investments Limited

Tata Chemicals Limited

Tata Tea Limited

Sir Ratan Tata Trust

Kalimati Investment Company Limited

Sir Dorabji Tata Trust

J R D Tata Trust

Af-Taab Investments Company Limited

Lady Tata Memorial Trust

Tata AIG Life Insurance Company Limited

Voltas Limited

KNOW ALL PERSONS BY THESE PRESENTS, that Mr F K Kavarana, Director of Tata AIG Life Insurance Company Limited whose signature appears below constitutes and appoints each of Mr F N Subedar and Mr R R Shastri individually as his attorney - in - fact, with the power of substitution for him in any and all capacities, to sign any amendments to the Schedule 13G attached hereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney - in - fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of this 9th day of February, 2007

Tata AIG Life Insurance Company Limited

By:	/s/ F K Kavarana
Name:	F K Kavarana
Title:	Director